Exhibit 23.2     CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Letterhead of Staley, Okada & Partners, Chartered Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) for the registration of 6,896,667 shares of common stock of Rotoblock Corporation of our report dated July 11, 2005 with respect to the consolidated financial statements included in its Annual Report (Form 10-KSB) for the year ended April 30, 2005, filed with the US Securities and Exchange Commission.

/s/ Staley, Okada & Partners
Chartered Accountants
Vancouver, B.C. Canada

January 19, 2006